Exhibit 99.1

LXP INDUSTRIAL TRUST
TRADED: NYSE: LXP
ONE PENN PLAZA, SUITE 4015
NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LXP INDUSTRIAL TRUST REPORTS SECOND QUARTER 2022 RESULTS

New York - AUGUST 4, 2022 - LXP Industrial Trust (“LXP”) (NYSE:LXP), a real estate investment trust focused on single-tenant warehouse/distribution real estate investments, today announced results for the quarter ended June 30, 2022.

Second Quarter 2022 Highlights

•	Recorded Net Income attributable to common shareholders of $39.7 million, or $0.14 per diluted common share.
•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $48.9 million, or $0.17 per diluted common share.
•	Completed 0.9 million square feet of new leases and lease extensions, raising industrial Base and Cash Base Rents by 21.3% and 18.7%, respectively.
•	Acquired a warehouse/distribution facility for a cost of $59.1 million.
•	Acquired an aggregate of 60 acres of developable land in the Atlanta, Georgia and Indianapolis, Indiana markets for an aggregate investment of $2.6 million.
•	Commenced development of two warehouse/distribution facilities in the Central Florida market.
•	Invested an aggregate of $52.6 million in six ongoing development projects.
•	Repurchased and retired 6.1 million common shares for an average price of $11.45 per share.
•	Disposed of three properties for an aggregate gross sale price of $55.1 million.

Subsequent Events

•	Repurchased and retired 1.8 million common shares at an average price of $10.65 per share. Increased the repurchase authorization by 10.0 million shares.
•	Amended unsecured credit facility extending the maturity of the revolving credit portion to July 2026.
•	Disposed of three properties for an aggregate gross sales price of $92.0 million.
•	Completed 0.3 million square feet of new leases and lease extensions, raising industrial Base and Cash Rents by 47.0% and 40.7%, respectively.

T. Wilson Eglin, Chairman and Chief Executive Officer of LXP, commented, “Our second quarter results were strong as our industrial portfolio continues to perform well with high occupancy and positive leasing outcomes. Industrial cash rents for extended leases increased 19% on approximately half a million square feet of leasing volume and industrial same store NOI grew 5.8% during the quarter. Our compelling mark-to-market opportunity on industrial leases rolling through 2028, combined with the execution of leases with rental escalations on average of 3% or higher, continue to strengthen our long-term internal growth profile.”

FINANCIAL RESULTS

Revenues

For the quarter ended June 30, 2022, total gross revenues were $79.8 million, compared with total gross revenues of $81.5 million for the quarter ended June 30, 2021. The decrease is primarily attributable to property sales, including the recapitalization of our special purpose industrial portfolio now owned in a non-consolidated joint venture, which was partially offset by acquisitions.

Net Income Attributable to Common Shareholders

For the quarter ended June 30, 2022, net income attributable to common shareholders was $39.7 million, or $0.14 per diluted share, compared with net income attributable to common shareholders for the quarter ended June 30, 2021 of $71.0 million, or $0.26 per diluted share.

Adjusted Company FFO

For the quarter ended June 30, 2022, LXP generated Adjusted Company FFO of $48.9 million, or $0.17 per diluted share, compared to Adjusted Company FFO for the quarter ended June 30, 2021 of $52.2 million, or $0.18 per diluted share.

Dividends/Distributions

As previously announced, LXP declared a regular quarterly common share/unit dividend/distribution for the quarter ending June 30, 2022 of $0.12 per common share/unit which was paid on July 15, 2022 to common shareholders/unitholders of record as of June 30, 2022.

LXP also announced that it declared a cash dividend of $0.8125 per share of Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ending June 30, 2022, which is expected to be paid on August 15, 2022 to Series C Preferred shareholders of record as of July 29, 2022.

TRANSACTION ACTIVITY

ACQUISITION TRANSACTIONS(1)
Property Type	Market	Sq. Ft.	Initial Basis ($000)	Approximate Lease Term (Yrs)	% Leased at Acquisition
Warehouse/distribution	Phoenix, AZ	268,872	$59,140	15.0	100%
1.	In addition, an aggregate of 60 acres of developable land in the Atlanta, Georgia and Indianapolis, Indiana markets were acquired for an aggregate investment of $2.6 million.

Year to date total 2022 acquisition activity was $131.2 million at aggregate weighted-average GAAP and Cash stabilized capitalization rates of 4.5% and 4.0%, respectively.

DISPOSITIONS

Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
Tucson, AZ	Office	$7,784	$462	$571	April	100%
Shreveport, LA	Industrial	21,442	951	1,401	April	100%
Shreveport, LA	Industrial	25,880	1,110	1,728	April	100%
		$55,106	$2,523	$3,700
1.	Generally, quarterly period prior to sale, annualized.

The above properties were sold at aggregated weighted-average GAAP and Cash capitalization rates of 6.2% and 6.7%, respectively.

DEVELOPMENT PROJECTS
Project (% owned)	# of Buildings	Market	Estimated Sq. Ft.	Estimated Project Cost(1) ($000)	GAAP Investment Balance as of 06/30/22 ($000)	LXP Amount Funded as of 06/30/22 ($000)(2)	Estimated Building Completion Date	% Leased as of 06/30/22
Consolidated:
The Cubes at Etna East (95%)	1	Columbus, OH	1,074,840	$72,100	$52,136	$44,449	3Q 2022	—%
Ocala (80%)	1	Central Florida	1,085,280	83,100	60,483	49,711	4Q 2022	—%
Cotton 303 (93%)(3)	2	Phoenix, AZ	880,678	84,200	47,798	39,150	4Q 2022	45%
Mt. Comfort (80%)	1	Indianapolis, IN	1,053,360	65,500	38,598	29,581	4Q 2022	—%
Smith Farms (90%)(4)	3	Greenville-Spartanburg, SC	2,194,820	170,400	85,704	60,704	4Q 2022 - 2Q 2023	36%
South Shore (100%)	2	Central Florida	270,885	40,500	9,680	9,367	2Q 2023	—%
				$515,800	$294,399	$232,962
1.	Estimated project cost includes estimated tenant improvements and leasing costs and excludes potential developer partner promote, if any.
2.	Excludes noncontrolling interests' share.
3.	Pre-leased 392,278 square foot facility subject to a 10-year lease commencing upon substantial completion of the facility.
4.	Pre-leased one 797,936 square foot facility subject to a 12-year lease commencing upon substantial completion of the facility.

LAND HELD FOR DEVELOPMENT

Project (% owned)	Market	Approx. Developable Acres	GAAP Investment Balance as of 06/30/22 ($000)	LXP Amount Funded as of 06/30/22 ($000)(1)
Consolidated:
Reems & Olive (95.5%)	Phoenix, AZ	420	$101,227	$96,788
Mt. Comfort Phase II (80%)	Indianapolis, IN	116	5,076	4,033
ATL Fairburn JV (100%)	Atlanta, GA	14	1,729	1,727
		550	$108,032	$102,548

Project (% owned)	Market	Approx. Developable Acres	GAAP Investment Balance as of 06/30/22 ($000)	LXP Amount Funded as of 06/30/22 ($000)(1)
Non-consolidated:
ETNA Park 70 (90%)	Columbus, OH	66	$12,931	$13,468
ETNA Park 70 East (90%)	Columbus, OH	21	2,116	2,228
		87	$15,047	$15,696
1.	Excludes noncontrolling interests' share.

LEASES

During the second quarter of 2022, LXP executed the following new leases and extensions:

	NEW LEASES - FIRST GENERATION(1)

	Location		Lease Expiration Date	Sq. Ft.
	Industrial
1	Goodyear (2)	AZ	02/2033	392,278
1	TOTAL NEW LEASES - FIRST GENERATION			392,278

	LEASE EXTENSIONS - SECOND GENERATION

	Location		Prior Term	Lease Expiration Date	Sq. Ft.
	Industrial
1	Lafayette	IN	09/2024	09/2029	309,400
2	Olive Branch	MS	05/2023	05/2028	151,691
2	TOTAL EXTENDED LEASES - SECOND GENERATION				461,091

1.	No prior leases. This tenant leased first generation space in the Cotton 303 development project.
2.	Lease expiration date is estimated.

As of June 30, 2022, LXP's stabilized industrial portfolio was 99.3% leased. A total of 0.9 million square feet of new and extended leases were entered into. Base and Cash Base Rents increased by 21.3% and 18.7%, respectively, for extended industrial leases.

BALANCE SHEET/CAPITAL MARKETS

During the second quarter of 2022, LXP repurchased and retired 6.1 million common shares for an average price of $11.45 per share. Subsequent to June 30, 2022, LXP repurchased and retired 1.8 million common shares for an average cost of $10.65 per share. As of June 30, 2022, LXP had an aggregate of $183.4 million under unsettled forward common share sales contracts, which are subject to adjustment in accordance with the forward sales contracts.

As of June 30, 2022, LXP ended the quarter with net debt to Adjusted EBITDA at 6.8x (or 6.1x including forward common share sales contracts). LXP's total consolidated debt was $1.6 billion at quarter end with 85% at fixed rates. The total consolidated debt had a weighted-average term to maturity of 6.5 years and a weighted-average interest rate of 2.9% as of June 30, 2022.

Subsequent to June 30, 2022, LXP replaced its unsecured revolving credit facility and 2025 term loan with a new unsecured revolving credit facility and the continuation of the 2025 term loan, which (i) extended the maturity date of the revolving portion from February 2023 to July 2026, with two six-month extension options, subject to certain conditions, (ii) reduced the applicable margin for the revolving portion by five basis points and allows for further reductions upon the achievement of to-be-determined sustainability metrics, and (iii) improved debt covenants by reducing the capitalization rate from 7.25% to 6.0% for determining asset value. The unsecured revolving credit facility and 2025 term loan were transitioned to SOFR.

2022 EARNINGS GUIDANCE

LXP now estimates that its net income attributable to common shareholders for the year ended December 31, 2022 will be within an expected range of $0.37 to $0.41 per diluted common share. LXP is also reaffirming that its Adjusted Company FFO for the year ended December 31, 2022, will be within an expected range of $0.64 and $0.68 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

SECOND QUARTER 2022 CONFERENCE CALL

LXP will host a conference call today, August 4, 2022, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended June 30, 2022. Interested parties may participate in this conference call by dialing 1-855-459-0167 or 1-973-528-0145 (U.S.). International: https://callcia.com/international-numbers/. Conference ID is 140668. A replay of the call will be available through November 4, 2022, at 1-800-332-6854 or 1-973-528-0005, pin code for all replay numbers is 140668. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on single-tenant industrial real estate investments across the United States. LXP seeks to expand its industrial portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including LXP's Quarterly Supplemental Information package, or to follow LXP on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for LXP Industrial Trust:

Heather Gentry, Senior Vice President of Investor Relations

LXP Industrial Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under LXP's control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in LXP's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the potential adverse impact on LXP or its tenants from the novel coronavirus (COVID-19); (2) the authorization by LXP's Board of Trustees of future dividend declarations, (3) LXP's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2022, (4) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (5) the failure to continue to qualify as a real estate investment trust, (6) changes in general business and economic conditions, including the impact of any legislation, (7) competition, (8) increases in real estate construction costs and construction schedule delays, (9) changes in interest rates, (10) changes in accessibility of debt and equity capital markets, and (11) future impairment charges. Copies of the periodic reports LXP files with the Securities and Exchange Commission are available on LXP's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe LXP's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that LXP's expectations will be realized.

References to LXP refer to LXP Industrial Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

Non-GAAP Financial Measures - Definitions

LXP has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

LXP believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating LXP's financial performance or cash flow from operating, investing or financing activities or liquidity.

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (losses), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. LXP's calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. LXP believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. LXP believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base

Rent excludes billed tenant reimbursements and lease termination income and includes ancillary income. LXP believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, (6) non-cash charges, net, (7) capitalized interest and internal costs, (8) cash paid for second generation tenant improvements, and (9) cash paid for second generation lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), LXP believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

First Generation Costs: Represents cash spend for tenant improvements and leasing costs for in-service development projects and expenditures contemplated at acquisition for recently acquired properties. Because all companies do not calculate First Generation Costs the same way, LXP's presentation may not be comparable to similarly titled measures of other companies.

Funds from Operations (“FFO”) and Adjusted Company FFO: LXP believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. LXP believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

LXP presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into LXP’s common shares, are converted at the beginning of the period. LXP also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of LXP's real estate portfolio. LXP believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of LXP’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of LXP's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate, (or has generated) divided by the acquisition/completion cost, (or sale price). Stabilized yields assume 100% occupancy and the payment of estimated costs to achieve 100% occupancy including partner promotes, if any.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of LXP's historical or future financial performance, financial position or cash flows. LXP defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income, net), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, LXP's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. LXP believes that net income is the most directly comparable GAAP measure to NOI.

Second Generation Costs: Represents cash spend for tenant improvements and leasing costs to maintain revenues at existing properties and are a component of the FAD calculation. LXP believes that second generation building improvements represent an investment in existing stabilized properties.

Stabilized Portfolio: All real estate properties other than acquired or developed properties that have not achieved 90% occupancy within one-year of acquisition or substantial completion.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Gross revenues:
Rental revenue	$77,939	$80,572	$156,475	$172,217
Other revenue	1,836	969	3,578	1,881
Total gross revenues	79,775	81,541	160,053	174,098
Expense applicable to revenues:
Depreciation and amortization	(45,193)	(43,044)	(89,699)	(85,220)
Property operating	(13,702)	(11,626)	(28,318)	(22,560)
General and administrative	(9,296)	(7,912)	(20,033)	(16,332)
Non-operating income	79	4	111	481
Interest and amortization expense	(10,821)	(11,474)	(21,503)	(22,960)
Impairment charges	(1,829)	—	(1,829)	—
Gains on sales of properties	27,855	66,726	28,110	88,645
Selling profit from sales-type lease	9,314	—	9,314	—
Income before provision for income taxes and equity in earnings (losses) of non-consolidated entities	36,182	74,215	36,206	116,152
Provision for income taxes	(263)	(344)	(680)	(716)
Equity in earnings (losses) of non-consolidated entities	5,619	(84)	16,920	(174)
Net income	41,538	73,787	52,446	115,262
Less net income attributable to noncontrolling interests	(240)	(1,109)	(526)	(1,542)
Net income attributable to LXP Industrial Trust shareholders	41,298	72,678	51,920	113,720
Dividends attributable to preferred shares – Series C	(1,573)	(1,573)	(3,145)	(3,145)
Allocation to participating securities	(58)	(105)	(110)	(178)
Net income attributable to common shareholders	$39,667	$71,000	$48,665	$110,397

Net income attributable to common shareholders - per common share basic	$0.14	$0.26	$0.17	$0.40
Weighted-average common shares outstanding – basic	283,568,078	275,568,868	283,604,072	275,493,019

Net income attributable to common shareholders - per common share diluted	$0.14	$0.26	$0.17	$0.40
Weighted-average common shares outstanding – diluted	285,436,441	277,466,056	287,687,397	276,834,089

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	June 30, 2022	December 31, 2021

Assets:
Real estate, at cost	$3,631,514	$3,583,978
Real estate - intangible assets	332,646	341,403
Land held for development	108,032	104,160
Investments in real estate under construction	294,399	161,165
Real estate, gross	4,366,591	4,190,706
Less: accumulated depreciation and amortization	703,300	655,740
Real estate, net	3,663,291	3,534,966
Assets held for sale	114,546	82,586
Right-of-use assets, net	25,994	27,966
Cash and cash equivalents	49,817	190,926
Restricted cash	109	101
Investments in non-consolidated entities	59,132	74,559
Deferred expenses, net	22,627	18,861
Rent receivable – current	2,604	3,526
Rent receivable – deferred	67,404	63,283
Investment in a sales-type lease	28,013	—
Other assets	20,883	8,784
Total assets	$4,054,420	$4,005,558

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$77,651	$83,092
Revolving credit facility borrowings	120,000	—
Term loan payable, net	298,698	298,446
Senior notes payable, net	988,613	987,931
Trust preferred securities, net	127,644	127,595
Dividends payable	35,578	37,425
Liabilities held for sale	5,095	3,468
Operating lease liabilities	26,983	29,094
Accounts payable and other liabilities	81,787	77,607
Accrued interest payable	7,947	8,481
Deferred revenue - including below market leases, net	12,195	14,474
Prepaid rent	12,579	14,717
Total liabilities	1,794,770	1,682,330

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 600,000,000 shares,
281,670,437 and 283,752,726 shares issued and outstanding in 2022 and 2021, respectively	28	28
Additional paid-in-capital	3,189,713	3,252,506
Accumulated distributions in excess of net income	(1,068,408)	(1,049,434)
Accumulated other comprehensive income (loss)	9,558	(6,258)
Total shareholders’ equity	2,224,907	2,290,858
Noncontrolling interests	34,743	32,370
Total equity	2,259,650	2,323,228
Total liabilities and equity	$4,054,420	$4,005,558

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE
(Unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$39,667	$71,000	$48,665	$110,397

Weighted-average number of common shares outstanding - basic	283,568,078	275,568,868	283,604,072	275,493,019

Net income attributable to common shareholders - per common share basic	$0.14	$0.26	$0.17	$0.40

Diluted:
Net income attributable to common shareholders - basic	$39,667	$71,000	$48,665	$110,397
Impact of assumed conversions	47	—	136	—
Net income attributable to common shareholders	$39,714	$71,000	$48,801	$110,397

Weighted-average common shares outstanding - basic	283,568,078	275,568,868	283,604,072	275,493,019
Effect of dilutive securities:
Shares issuable under forward sales agreements	750,944	1,098,031	2,549,683	553,937
Unvested share-based payment awards	257,371	799,157	668,130	787,133
Operating partnership units	860,048	—	865,512	—
Weighted-average common shares outstanding - diluted	285,436,441	277,466,056	287,687,397	276,834,089

Net income attributable to common shareholders - per common share diluted	$0.14	$0.26	$0.17	$0.40

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION
(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$39,667	$71,000	$48,665	$110,397
Adjustments:
Depreciation and amortization	44,523	42,312	88,373	83,790
Impairment charges - real estate, including our share of non-consolidated entities	6,043	—	6,043	—
Noncontrolling interests - OP units	47	912	136	1,151
Amortization of leasing commissions	670	732	1,326	1,430
Joint venture and noncontrolling interest adjustment	2,823	2,114	5,973	4,229
Gains on sales of properties, including our share of non-consolidated entities, net of tax	(39,435)	(66,726)	(50,961)	(88,645)
FFO available to common shareholders and unitholders - basic	54,338	50,344	99,555	112,352
Preferred dividends	1,573	1,573	3,145	3,145
Amount allocated to participating securities	58	105	110	178
FFO available to all equityholders and unitholders - diluted	55,969	52,022	102,810	115,675
Selling profit from sales-type lease(1)	(9,314)	—	(9,314)	—
Non-recurring costs(2)	719	130	1,989	141
Debt satisfaction losses including our share of non-consolidated entities	1,495	—	1,495	—
Adjusted Company FFO available to all equityholders and unitholders - diluted	48,869	52,152	96,980	115,816

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(3,313)	(2,930)	(6,815)	(4,950)
Lease incentives	129	194	263	413
Amortization of above/below market leases	(481)	(437)	(961)	(897)
Lease termination payments, net	—	(661)	—	1,543
Non-cash interest	820	819	1,639	1,637
Non-cash charges, net	1,598	1,811	3,696	3,575
Capitalized interest and internal costs	(1,885)	(705)	(3,051)	(1,396)
Second generation tenant improvements	(285)	(716)	(4,517)	(735)
Second generation lease costs	(617)	(822)	(758)	(3,054)
Joint venture and noncontrolling interest adjustment	130	46	(219)	(127)
Company Funds Available for Distribution	$44,965	$48,751	$86,257	$111,825

Per Common Share and Unit Amounts
Basic:
FFO	$0.19	$0.18	$0.35	$0.40

Diluted:
FFO	$0.19	$0.18	$0.35	$0.41
Adjusted Company FFO	$0.17	$0.18	$0.33	$0.41

Basic:
Weighted-average common shares outstanding - basic EPS	283,568,078	275,568,868	283,604,072	275,493,019
Operating partnership units(3)	860,048	2,793,718	865,512	2,822,907
Weighted-average common shares outstanding - basic FFO	284,428,126	278,362,586	284,469,584	278,315,926

Diluted:
Weighted-average common shares outstanding - diluted EPS	285,436,441	277,466,056	287,687,397	276,834,089
Operating partnership units(3)	—	2,793,718	—	2,822,907
Unvested share-based payment awards	10,140	44,489	34,762	26,808
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	290,157,151	285,014,833	292,432,729	284,394,374

(1) Gain recognized upon exercise of the tenant's purchase option in the lease.

(2) Includes transaction, strategic alternatives and costs related to shareholder activism.

(3) Includes all OP units other than OP units held by us.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2022 EARNINGS GUIDANCE
	Twelve Months Ended December 31, 2022
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.37	$0.41
Depreciation and amortization	0.66	0.66
Impact of capital transactions	(0.39)	(0.39)
Estimated Adjusted Company FFO per diluted common share	$0.64	$0.68

(1) Assumes all convertible securities are dilutive.